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                                                                    EXHIBIT 10.7

                        UNITED STATES FILTER CORPORATION

                            EXECUTIVE RETIREMENT PLAN

                                   ARTICLE 1

                                    PURPOSE

United States Filter Corporation (hereafter called "the Corporation") recognizes the contributions to its growth and success that have been made by certain key officers employed by the Corporation or by an Affiliated Corporation, and desires to retain the services of such individuals and to assure the Corporation of the continued benefit of their experience. Accordingly, the Corporation has decided to provide a means whereby it may afford additional financial security to this group through the creation of a plan to provide retirement benefits.

                                   ARTICLE 2

                       DEFINITIONS AND CERTAIN PROVISIONS

Accrued Annual Benefit. "Accrued Annual Benefit" means a Participant's Normal
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Retirement Benefit multiplied by a fraction, the denominator of which is the
Participant's Accrual Period and the numerator of which is the Participant's Actual Accrual Period.

Accrual Period. "Accrual Period" means the number of months from a Participant's
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Date of Employment to the date the Participant attains age 60. The Accrual
Period will differ for individual Participants.

Actual Accrual Period. "Actual Accrual Period" means the number of months of a
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Participant's Accrual Period during which such individual is employed by the
Corporation or an Affiliated Corporation.

Affiliated Corporation. "Affiliated Corporation" means a member of a controlled
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group of corporations of which the Corporation is a member. For purposes hereof, a "controlled group of corporations" means a controlled group of corporations as defined in (S)1563(a) of the Internal Revenue Code, determined without regard to
(S)1563(b)(2).

Beneficiary. "Beneficiary" means the person or persons designated as such in
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accordance with Article 6.

Board of Directors. "Board of Directors" means the Board of Directors of the
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Corporation.

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

Committee. "Committee" means the Compensation Committee of the Board of
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Directors or other appointed Committee of the Board designated to administer the
Plan pursuant to Article 3.

Corporation. "Corporation" means United States Filter Corporation and any
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successor corporation.

Date of Employment. "Date of Employment" means, for purposes of determining and
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satisfying the "Vesting Schedule" requirements set forth in Section 4.2 of the
Plan and for determining the Accrual Period, the later of (i) the date upon which the Participant first commenced employment with the Corporation or an Affiliated Corporation or (ii) the date upon which the Corporation or an Affiliated Corporation acquired at least a majority of the combined voting power of the equity securities of the Affiliated Corporation employing the Participant.

Disability. "Disability" means that because of injury or sickness, the
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Participant cannot perform each of the material duties of his regular occupation and, after benefits have been paid for 24 months under the United States Filter Disability Plan, the Participant cannot perform each of the material duties of any gainful occupation for which he is reasonably fitted by training, education, or experience.

Early Retirement. "Early Retirement" means termination of a Participant's
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employment with the Corporation and all Affiliated Corporations for any reason, other than death or Disability, on or after the date the Participant attains age 55 and prior to the date the Participant attains age 60.

Effective Date. "Effective Date" means April 1, 1995.
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Executive. "Executive" means the Corporation's Chief Executive Officer, Chief
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Operating Officer, and such other members of the Corporation's or an Affiliated
Corporation's executive team designated to participate in the Plan by the Committee.

Final Annual Compensation. "Final Annual Compensation" means the average annual
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base salary over the five twelve month periods preceding the Participant's termination of employment with the Corporation and all Affiliated Corporations, including any incentive payment incorporated into such base salary.

Normal Retirement. "Normal Retirement" means termination of a Participant's
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employment with the Corporation and all Affiliated Corporations for any reason, other than death or Disability, on or after the date the Participant attains age 60.

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

Normal Retirement Benefit. "Normal Retirement Benefit" means fifty percent of
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the Participant's Final Annual Compensation.

Participant. "Participant" means an Executive who has been designated as
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participating in the Plan in accordance with the provisions hereof.

Plan. "Plan" means this Executive Retirement Plan for designated Executives at
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United States Filter Corporation or Affiliated Corporations.

Plan Year. "Plan Year" means the fiscal year beginning April 1 and ending March
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31.

Policies. "Policies" means any life insurance policies or annuity contracts
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purchased by the Corporation for the purpose of providing the Corporation with funds relating to the Corporation's payment obligations under the Plan.

Vested Benefit. "Vested Benefit" means the Accrued Annual Benefit provided under
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the Plan, reduced based upon the Vesting Schedule provided in Section 4.2 of the
Plan.

Vesting Schedule. "Vesting Schedule" means the schedule of prorated annual
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Vested Benefit shown in Section 4.2 of the Plan.

Years of Service. "Years of Service" means each and every 12 month period during
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which (i) the Executive is employed by the Corporation or an Affiliated
Corporation beginning from the Executive's Date of Employment and whether or not such employment is continuous or (ii) the Executive is experiencing a Disability.

                                   ARTICLE 3

                           ADMINISTRATION OF THE PLAN


3.1    Duties and Powers of the Committee. The Committee shall be responsible
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       for the control and management of the operation and administration of the
       Plan and the proper execution of its provisions. It shall also be responsible for the construction of the Plan and the determination of all questions arising hereunder. In furtherance of the foregoing, the Committee shall have the sole power and responsibility (i) to establish, interpret, enforce, amend, and revoke from time

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

       to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, provided such rules and regulations are uniformly applicable to all persons similarly situated and (ii) to receive and approve or disapprove (where approval is required) elections of Participants to receive benefits, to otherwise determine the entitlement of Participants and their spouses and beneficiaries to benefits under the Plan, and to decide any disputes that may arise relative to the rights of the Participants and their spouses and beneficiaries with respect to such benefits. The Committee has the right to delegate any of its duties and powers to authorized representatives, including employees of the Corporation or external contractors.

       Any action which the Committee is required or authorized to take shall, to the extent permitted by applicable law, be final and binding upon each and every person who is or may become interested in the Plan, provided, however, that nothing in this Section 3.1 is intended to or shall be deemed or construed to empower the Committee to deny any person compensation to which such person is entitled by the terms of the Plan other than this Section 3.1 or to deprive any person of the right to determination by a court of competent jurisdiction of whether such person is entitled to compensation pursuant to the Plan and of the amount thereof, and other terms of the Plan.

3.2    Expenses and Liabilities. The expenses of administering the Plan shall be
       ------------------------
       paid by the Corporation. The members of the Committee shall serve without compensation for their services as such, but shall be reimbursed by the Corporation for any expenses they may individually or collectively incur in the performance of their duties hereunder. No member of the Committee shall be personally liable for anything done or omitted to be done by him unless it shall have been judicially determined that the member failed to perform his duties under the Plan in good faith and in a prudent manner.

3.3    Indemnification of Committee Members. The Corporation shall, to the
       ------------------------------------
       maximum extent permitted under applicable law, indemnify each member of the Committee from and against any and all claims, actions, demands, losses, damages, expense, and liabilities in the performance of his duties hereunder and for which the member is not reimbursed or otherwise made whole under any contract or contacts of insurance maintained by the Corporation for the purpose of indemnifying the member from and against any and all such claims, actions, demands, losses, damages, expense, and liabilities. Such indemnification shall include

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

       attorneys' fees and all other costs and expenses reasonably incurred by the member in defense of any claim or action brought or asserted against him arising from such act or omission.

3.4    Named Fiduciary and Plan Administrator. The Named Fiduciary and Plan
       --------------------------------------
       Administrator of the Plan shall be the Corporation. As Named Fiduciary and Plan Administrator, the Corporation shall be responsible for the management, control, and administration of the Plan. The Corporation may delegate certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

3.5    Waiver of Early Retirement Benefit Reduction. The Committee may waive the
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       Early Retirement benefit reduction provided for in Section 5.2 of the
       Plan. Such waiver may be provided to several or individual Participants, at the sole discretion of the Committee, but should not be anticipated by a Participant for any reason.

3.6    Claims Administration and Arbitration. In the event that benefits under
       -------------------------------------
       the Plan are not paid to the Participant (or to his Beneficiary) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Committee within sixty (60) days from the date payments are refused. The Committee and the Corporation shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of the Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Committee fails to take any action within the aforesaid ninety-day period.

       If claimants desire a second review, they shall notify the Committee in writing within sixty (60) days of the first claim denial. Claimants may review the Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Committee shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

       If claimants continue to dispute the benefit denial, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Corporation and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

       Where a dispute arises as to the Corporation's discharge of Participants "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

                                   ARTICLE 4

                                 PARTICIPATION


4.1    Participation. An Executive designated by the Committee as a Participant
       -------------
       in the Plan will become a Participant upon the later of (i) the Effective Date or (ii) the date of his designation by the Committee.

4.2    Vesting Schedule. No Participant shall be eligible to receive any benefit
       ----------------
       under the Plan unless and until the Participant has completed five or more Years of Service. Upon the completion of ten (10) or more Years of Service, the Participant will be entitled to the Accrued Annual Benefit under the Plan, subject to all other provisions and conditions of the Plan. If the Participant has less than ten (10) Years of Service, the Accrued Annual Benefit under the Plan will be reduced according to the following Vesting Schedule:

                   Number of                 Percent of Accrued Annual
                Years of Service                  Benefit Vested

                  Less than 5                           0%
                      5                                50%
                      6                                60%
                      7                                70%
                      8                                80%
                      9                                90%
                      10                              100%

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

                                   ARTICLE 5

                                   BENEFITS

5.1    Normal Retirement. Upon Normal Retirement, the Corporation shall pay to
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       the Participant his Vested Benefit for a total of fifteen (15) years.
       Such aggregate amount shall be paid in equal monthly installments over such one hundred and eighty (180) month period, and will begin on the first day of the month next following the date of such Participant's Normal Retirement.

5.2    Early Retirement. Upon or after Early Retirement and the election by the
       ----------------
       Participant to commence benefits hereunder, the Corporation shall pay to the Participant the benefit provided for in Section 5.1, except such benefit (i) will begin on the first day of the month following notice of such election to the Corporation and (ii) will be reduced by an amount equal to 0.4167% times the number of months then remaining until the Participant's attainment of age 60 times the Normal Retirement Benefit.

       Example - Early Retirement at Age 55 and $5,000 Normal Retirement
                 Benefit:

       $5,000 monthly Normal Retirement Benefit - (0.004167 * 60 months remaining * $5,000) = $3,750 monthly Early Retirement Benefit

5.3    Deferred Vested Benefit. If a Participant's employment with the
       -----------------------
       Corporation and all Affiliated Corporations terminates prior to the Participant attaining age 55, then, provided the Participant has five or more Years of Service, the Participant may at any time after attaining age 55 elect to receive the benefit provided for under Section 5.1 or
       Section 5.2, as applicable, based upon the Participant's age at the time of such election.

5.4    Disability Benefit. If a Participant's employment with the Corporation
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       and all Affiliated Corporations terminates for a Disability, then, provided the Participant has five or more Years of Service, the Participant may at any time after attaining age 55 elect to receive the benefit provided for under Section 5.1 or Section 5.2, as applicable, based upon the Participant's age at the time of such election.

5.5    Survivor Benefits. If a Participant dies prior to commencement of
       -----------------
       benefits under the Plan, the Corporation will pay to the Participant's Beneficiary the Participant's Vested Benefit in one hundred and eighty
       (180) equal monthly installments, beginning on the first day of the month

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

       next following the date on which such Participant would have attained the age of 60. At the discretion of the Committee, the Corporation may provide this Vested Benefit in a lesser number of monthly installment payments or as a single lump sum payment, both actuarially adjusted based upon then applicable discount rates under commercially available annuities offered by a major insurance company of national standing.

       If a Participant dies after the commencement of Normal or Early Retirement benefits under the Plan, the then remaining monthly benefits that, but for such death, would have been paid to the Participant shall be paid to the Participant's Beneficiary.

5.6    Withholding; Unemployment Taxes. To the extent required by the law in
       -------------------------------
       effect at the time payments are made, the Corporation shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

5.7    Conditions to Benefit Payments. The commencement or the continuing
       ------------------------------
       payment of any benefit under the Plan to a Participant or Beneficiary is contingent on the following:

       (i) At no time subsequent to the Participant's Date of Employment shall such Participant engage in any business or other activity which, in the reasonable judgment of the Committee, is competitive with any activity of or is injurious to the Corporation or an Affiliated Corporation;

       (ii) At no time shall such Participant violate the provisions of any confidentiality or invention agreements with the Corporation; and

       (iii) Such Participant shall not have been discharged by the Corporation or an Affiliated Corporation as a result of gross negligence or willful misconduct and he shall not, while a Participant, have engaged in conduct which, had it been known at the time, would have resulted, on the grounds of gross negligence or willful misconduct, in his discharge by the Corporation or an Affiliated Corporation.

       If the Committee determines that such Participant has violated any of the conditions of this Section 5.7, it shall notify such Participant and the obligation of the Corporation to make any payments under the Plan to such Participant or to his Beneficiary shall forthwith terminate, provided that no amount paid prior to the date of such determination by the Committee shall

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

       be required to be repaid. Any action by the Committee under this Section must be taken within one year from the date by which the facts which constitute a violation of any of the conditions of this Section 5.7 have been brought to the attention of the Committee.

                                   ARTICLE 6

                            BENEFICIARY DESIGNATION

6.1    Designation of Beneficiary. Each Participant shall have the right, at any
       --------------------------
       time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under the Plan shall be made in the event of Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Corporation during the Participant's lifetime on a form prescribed by the Corporation.

6.2    Amendment of Beneficiary Designation. The filing of a new Beneficiary
       ------------------------------------
       designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation, unless in the case of divorce, the previous spouse was not designated as Beneficiary, and, unless in the case of marriage, the Participant's new spouse had previously been designated as Beneficiary. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

6.3    Failure to Designate a Beneficiary. If a Participant fails to designate a
       ----------------------------------
       Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

                                   ARTICLE 7

                       AMENDMENT AND TERMINATION OF PLAN

       The Committee may at any time amend the Plan in whole or in part, or may at any time terminate the Plan, if in their judgment the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payouts thereunder would not be in the best interests of the Corporation, provided, however that no amendment and no termination shall eliminate or decrease the benefits theretofore accrued by any Participant, or change or limit vesting under the Plan prior to the date of such amendment or termination. Written notice of any material amendment or of the termination of the Plan shall be given to each Participant.

                                   ARTICLE 8

                                 MISCELLANEOUS


8.1    Unsecured General Creditor. Participants and their Beneficiaries, heirs,
       --------------------------
       successors, and assigns shall have no legal or equitable rights, interest, or claims in any specific property or assets of the Corporation, nor shall they be beneficiaries of, or have any right, claims, or interests in any Policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Corporation. Such Policies or other assets of the Corporation shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Corporation under the Plan. Any and all of the Corporation's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Corporation. The Corporation's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Corporation to pay money in the future.

8.2    Obligations to Corporation. If a Participant becomes entitled to a
       --------------------------
       distribution of benefits under the Plan and if, at such time the Participant has outstanding any debt, obligations or other liability representing an amount owing to the Corporation or an Affiliated Corporation, then the Corporation may offset such amount owing it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan


8.3    Nonassignability. Neither a Participant nor any other person shall have
       ----------------
       any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

8.4    Employment Not Guaranteed. Nothing contained in the Plan nor any action
       -------------------------
       taken hereunder shall be construed as a contract for services with any Executive or a legal right to continued employment of any Executive as an employee of the Corporation or an Affiliated Corporation, nor shall the adoption and continuation of the Plan or designation of an Executive as a Participant interfere with the rights of the Corporation to discharge any Participant and to otherwise treat him without regard to the effect which such discharge might have upon him as a Participant.


8.5    Protective Provisions. Each Participant shall cooperate with the
       ---------------------
       Corporation by furnishing any and all information requested by the Corporation in order to facilitate the payment of benefits hereunder, including taking such physical examinations as the Corporation may deem necessary and taking such other relevant action as may be requested by the Corporation. If a Participant refuses so to cooperate, the Corporation shall have no further obligation to the Participant under the Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the Effective Date or (b) the first day of the first Plan Year of such Participant's participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, provided, that in the Corporation's sole discretion benefits may be payable in an amount reduced to compensate the Corporation for any loss, cost, damage or expense suffered or incurred by the Corporation as a result in any way of a misstatement or nondisclosure.


8.6    Gender Singular and Plural. All pronouns and any variations thereof shall
       --------------------------
       be deemed to refer to the masculine, feminine, or neuter as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

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UNITED STATES FILTER CORPORATION
Executive Retirement Plan

8.7    Captions. The captions of the Articles and Sections of the Plan are for
       --------
       convenience only and shall not control or affect the meaning or construction of any of its provisions.

8.8    Validity. In the event any provision of the Plan is held invalid or void
       --------
       or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

8.9    Notice. Any notice or filing required or permitted to be given to the
       ------
       Corporation or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the principal office of the Corporation, directed to the attention of the President of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark on the receipt for registration or certification.

8.10   Applicable Law. This Plan shall be governed and construed in accordance
       --------------
       with the laws of the State of California.

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